CORTEVA agriscience

News Release

Corteva Delivers Strong 1Q 2025, Reaffirms 2025 Outlook

- First quarter sales reflect demand for growth platforms and strength of technology portfolio
- Continued operational excellence results in improved cost position
- Full-year 2025 guidance[3] reaffirmed, including progress on 2027 value framework

INDIANAPOLIS, Ind., May 7, 2025 – Corteva, Inc. (NYSE: CTVA) ("Corteva" or the "Company") today reported financial results for the first quarter ended March 31, 2025.

1Q 2025 Results Overview

	Net Sales	Inc. from Cont. Ops (After Tax)	EPS
GAAP	**$4.42B**	**$667M**	**$0.97**
vs. 1Q 2024	**(2)%**	**77%**	**83%**
	Organic[1] Sales	**Operating EBITDA[1]**	**Operating EPS[1]**
NON-GAAP	**$4.61B**	**$1.19B**	**$1.13**
vs. 1Q 2024	**3%**	**15%**	**27%**

First Quarter 2025 Highlights

- First quarter 2025 net sales decreased 2% versus prior year. Organic[1] sales increased 3% in the same period.
- Seed net sales declined 2% and organic[1] sales increased 2%. Price was up 3%, with gains in most regions, led by favorable product mix and continued execution on the Company's price for value strategy. Volume growth in North America[2] from increased corn area was more than offset by seasonal timing shifts in EMEA[2] and planted area shifts in LATAM.
- Crop Protection net sales decreased 2% and organic[1] sales increased 3%. Price declined 2% due to competitive market dynamics globally. Volume improved 5%, with gains in most regions, driven by demand for new products and biologicals.
- GAAP income and earnings per share (EPS) from continuing operations were $667 million and $0.97 per share, respectively.
- Operating EBITDA[1] and Operating EPS[1] were $1.19 billion, and $1.13 per share, respectively.
- The Company reaffirmed full-year 2025 guidance[3] and expects net sales in the range of $17.2 to $17.6 billion. Operating EBITDA[1] is expected to be $3.6 to $3.8 billion. Operating EPS[1] is expected to be $2.70 to $2.95 per share.
- The Company plans to repurchase approximately $1 billion of shares during 2025.

($ in millions, except where noted)	1Q 2025	1Q 2024	% Change	% Organic[1] Change
Net Sales	**$4,417**	**$4,492**	**(2)%**	**3%**
North America	$2,210	$2,087	6%	6%
EMEA	$1,477	$1,588	(7)%	-
Latin America	$442	$515	(14)%	(1)%
Asia Pacific	$288	$302	(5)%	(2)%

1. Organic Sales, Operating EPS, and Operating EBITDA are non-GAAP measures. See page 5 for further discussion. 2. North America is defined as U.S. and Canada. EMEA is defined as Europe, Middle East and Africa. 3. The Company does not provide the most comparable GAAP measure on a forward-looking basis. See page 4 for further discussion.

1

News Release 1Q 2025

"In the first quarter, Corteva delivered on rising demand for our differentiated technology, while our focus on cost discipline and operational excellence in both businesses delivered net cost reductions and margin expansion. As a result, we achieved year-over-year growth and a strong first quarter performance overall.

While we continue preparations to navigate a fluid macro environment, we also expect to continue such performance over the course of 2025 – including double digit earnings growth and continued margin expansion – and are therefore reaffirming our full year guidance. Our 2027 financial framework also remains on track as we gain momentum from our next generation technology pipeline coming to market."

Chuck Magro
Chief Executive Officer

Seed Summary

Seed net sales were $2.71 billion in the first quarter of 2025, down from $2.75 billion in the first quarter of 2024. The sales decline was driven by a 4% unfavorable currency impact and a 1% decline in volume, partially offset by a 3% increase in price.

Price gains in most regions, led by North America[2], demonstrate demand for top technology and the strength of the portfolio. Volume declines in EMEA[2] due to timing shifts and in LATAM primarily due to impacts from reduced 24/25 corn area in Argentina, more than offset higher volume on increased corn area in North America[2] and Brazil. Unfavorable currency impacts were led by the Brazilian Real, Turkish Lira, and Euro.

Segment operating EBITDA was $842 million in the first quarter of 2025, up 13% from the first quarter of 2024. Price execution, net cost and productivity benefits, and net royalty improvement more than offset increased investment in R&D, and the unfavorable impact of currency. Segment operating EBITDA margin improved by about 390 basis points versus the prior-year period.

($ in millions, except where noted)	1Q 2025	1Q 2024	% Change	% Organic[1] Change
North America	$1,597	$1,471	9%	9%
EMEA	$826	$918	(10)%	(3)%
Latin America	$185	$271	(32)%	(19)%
Asia Pacific	$99	$91	9%	11%
Seed Net Sales	**$2,707**	**$2,751**	**(2)%**	**2%**
Seed Operating EBITDA	**$842**	**$748**	**13%**	**N/A**

2

News Release 1Q 2025 3 Crop Protection Summary Crop Protection net sales were approximately $1.71 billion in the first quarter of 2025 compared to approximately $1.74 billion in the first quarter of 2024. The sales decline was driven by a 5% unfavorable currency impact and a 2% decrease in price, partially offset by a 5% increase in volume. Volume improvement was driven by demand for our technology, new products and biologicals. Price declined globally on continued competitive market dynamics. Unfavorable currency impacts were led by the Brazilian Real, Turkish Lira, and Euro. Segment operating EBITDA was $377 million in the first quarter of 2025, up 22% from the first quarter of 2024. Raw material cost benefits, productivity savings, and volume growth more than offset price pressure and the unfavorable impact from currency. Segment operating EBITDA margin improved by about 425 basis points versus the prior-year period. 1Q 1Q % % ($ in millions, except where noted) 2025 2024 Change Organic1 Change North America $613 $616 - 1% EMEA $651 $670 (3)% 3% Latin America $257 $244 5% 19% Asia Pacific $189 $211 (10)% (8)% Crop Protection Net Sales $1,710 $1,741 (2)% 3% Crop Protection Operating EBITDA $377 $310 22% N/A

News Release 1Q 2025 4 2025 Guidance Globally, from an overall industry perspective, Ag fundamentals are somewhat mixed. On-farm demand remains strong as farmers continue to prioritize the need for top-tier technology to maximize and protect their yields. Global stocks-to-use levels of corn are the tightest they have been in over a decade despite record yields in 2024. Although corn is faring relatively well so far this year, and is less reliant on export trade, overall crop prices and margins have moderated as planted area shifts and trade uncertainty begins to weigh on the markets. In Crop Protection, our latest view of the market for the full year is a “flattish” environment, with volume gains offset by pricing headwinds. For Corteva, we are expecting full-year high-single-digit volume gains in excess of low-single-digit pricing headwinds. Although the effects of tariffs have not been formally reflected in our guidance, we are not expecting a material net impact on our full-year 2025 results given policies in place today. Global grain and oilseed demand is not expected to decline, regardless of any changes in trade flows. As a result, the Company reaffirmed full-year 2025 guidance3 with net sales expected to be in the range of $17.2 billion to $17.6 billion, growth of 3% at the mid-point. Operating EBITDA1 is expected to be $3.6 billion to $3.8 billion, growth of 10% at the mid- point. Operating EPS1 is expected to be $2.70 to $2.95 per share, growth of 10% at the mid-point. The Company expects to repurchase approximately $1.0 billion of shares in 2025. The Company is not able to reconcile its forward-looking non-GAAP financial measures, to its most comparable U.S. GAAP financial measures, as it is unable to predict with reasonable certainty items outside of its control, such as Significant Items, without unreasonable effort. First Quarter Conference Call The Company will host a live webcast of its first quarter 2025 earnings conference call with investors to discuss its results and outlook tomorrow, May 8, 2025, at 9:00 a.m. ET. The slide presentation that accompanies the conference call is posted on the Company’s Investor Events and Presentations page. A replay of the webcast will also be available on the Investor Events and Presentations page. About Corteva Corteva, Inc. (NYSE: CTVA) is a global pure-play agriculture company that combines industry-leading innovation, high-touch customer engagement and operational execution to profitably deliver solutions for the world’s most pressing agriculture challenges. Corteva generates advantaged market preference through its unique distribution strategy, together with its balanced and globally diverse mix of seed, crop protection, and digital products and services. With some of the most recognized brands in agriculture and a technology pipeline well positioned to drive growth, the company is committed to maximizing productivity for farmers, while working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. More information can be found at www.corteva.com. Cautionary Statement About Forward-Looking Statements This press release contains certain estimates and forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates,” “outlook,” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s financial results or outlook; strategy for growth; product development; regulatory approvals; market position; capital allocation strategy; liquidity; sustainability targets and initiatives; the anticipated benefits of acquisitions, restructuring actions, or cost savings initiatives; and the outcome of contingencies, such as litigation and environmental matters, are forward-looking statements. Forward-looking statements and other estimates are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements and other estimates also involve risks and uncertainties, many of which are beyond Corteva’s control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Some of the important factors that could cause Corteva’s actual results to differ materially from those projected in any such forward-looking statements include: (i) failure to obtain or maintain the necessary regulatory approvals for some of Corteva’s products; (ii) failure to successfully develop and commercialize Corteva’s pipeline; (iii) effect of the degree of public understanding and acceptance or perceived public acceptance of Corteva’s biotechnology and other agricultural products; (iv) effect of changes in agricultural and related policies of governments and international organizations; (v) costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws or permit requirements; (vi) effect of climate change and unpredictable seasonal and weather factors; (vii) failure to comply with competition and antitrust laws; (viii) effect of competition in Corteva's industry; (ix) competitor’s establishment of an intermediary platform for distribution of Corteva's products; (x) risks related to recent funding and staff reductions and other disruptions at U.S. government agencies; (xi) risk related to geopolitical and military conflict; (xii) effect of volatility in Corteva's input costs; (xiii) risks related to Corteva's global operations; (xiv) effect of industrial espionage and other disruptions to Corteva’s supply chain, information technology or network systems; (xv) risks related to environmental litigation and the indemnification obligations of legacy EIDP liabilities in connection with the separation of Corteva; (xvi) impact of Corteva's dependence on third parties with respect to certain of its raw materials or licenses and commercialization; (xvii) failure of Corteva’s customers to pay their debts to Corteva, including customer financing programs; (xviii) failure to effectively manage acquisitions, divestitures, alliances, restructurings, cost savings initiatives, and other portfolio actions; (xix) failure to raise capital through the capital markets or short-term borrowings on terms acceptable to Corteva; (xx) increases in pension and other post-employment benefit plan funding obligations; (xxi) risks related to pandemics or epidemics; (xxii) capital markets sentiment towards sustainability matters; (xxiii) Corteva’s intellectual property rights or defense against intellectual property claims asserted by others; (xxiv) effect of counterfeit products; (xxv) Corteva’s dependence on intellectual property cross-license agreements; and (xxvi) other risks related to the Separation from DowDuPont. Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business. Where, in any forward-looking statement or other estimate, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in Corteva’s annual and quarterly reports filed on Forms 10-K and 10-Q with the U.S. Securities and Exchange Commission.

News Release 1Q 2025 5 Regulation G (Non-GAAP Financial Measures) This earnings release includes information that does not conform to U.S. GAAP and are considered non-GAAP measures. These measures may include organic sales, organic growth (including by segment and region), operating EBITDA, operating earnings (loss) per share, and base income tax rate. Management uses these measures internally for planning and forecasting, including allocating resources and evaluating incentive compensation. Management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year over year results. These non-GAAP measures supplement the Company’s U.S. GAAP disclosures and should not be viewed as an alternative to U.S. GAAP measures of performance. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page A-5 of the Financial Statement Schedules. Corteva is not able to reconcile its forward-looking non-GAAP financial measures, except for Free Cash Flow, to its most comparable U.S. GAAP financial measures, as it is unable to predict with reasonable certainty items outside of the Company’s control, such as significant items, without unreasonable effort. For significant items reported in the periods presented, refer to page A-8 of the Financial Statement Schedules. Beginning January 1, 2020, the Company presents accelerated prepaid royalty amortization expense as a significant item. Accelerated prepaid royalty amortization represents the non-cash charge associated with the recognition of upfront payments made to Monsanto in connection with the Company’s non-exclusive license in the United States and Canada for Monsanto’s Genuity® Roundup Ready 2 Yield® and Roundup Ready 2 Xtend® herbicide tolerance traits. Due to the ramp-up of Enlist E3TM, Corteva significantly reduced the volume of products with the Roundup Ready 2 Yield® and Roundup Ready 2 Xtend® herbicide tolerance traits beginning in 2021, with expected minimal use of the trait platform thereafter. In 2023 and 2024, the company committed to restructuring activities to optimize the Crop Protection network of manufacturing and external partners, which are expected to be substantially complete in 2026. The company expects to record approximately $150 million to $165 million net pre-tax restructuring charges during 2025 for these activities. Organic sales is defined as price and volume and excludes currency and portfolio and other impacts, including significant items. Operating EBITDA is defined as earnings (loss) (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items. Non-operating benefits (costs) consists of non-operating pension and other post- employment benefit (OPEB) credits (costs), tax indemnification adjustments, and environmental remediation and legal costs associated with legacy businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the Company as pre-tax income or expense. Operating earnings (loss) per share is defined as “earnings (loss) per common share from continuing operations - diluted” excluding the after-tax impact of significant items, the after-tax impact of non-operating benefits (costs), the after-tax impact of amortization expense associated with intangible assets existing as of the Separation from DowDuPont, and the after-tax impact of net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting. Although amortization of the Company’s intangible assets is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting represents the non-cash net gain (loss) from changes in fair value of certain undesignated foreign currency derivative contracts. Upon settlement, which is within the same calendar year of execution of the contract, the realized gain (loss) from the changes in fair value of the non-qualified foreign currency derivative contracts will be reported in the relevant non-GAAP financial measures, allowing quarterly results to reflect the economic effects of the foreign currency derivative contracts without the resulting unrealized mark to fair value volatility. Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), significant items, amortization of intangibles (existing as of Separation), mark-to-market (gains) losses on certain foreign currency contracts not designated as hedges, and non-operating (benefits) costs. The Company also uses Free Cash Flow as a non-GAAP measure to evaluate and discuss its liquidity position and ability to generate cash. Free Cash Flow is defined as cash provided by (used for) operating activities – continuing operations, less capital expenditures. Management believes that Free Cash Flow provides investors with meaningful information regarding the company’s ongoing ability to generate cash through core operations, and the company’s ability to service its indebtedness, pay dividends (when declared), make share repurchases, and meet its ongoing cash needs for its operations. ® TM Corteva Agriscience and its affiliated companies. 5/7/2025 Media Contact Bethany Shively +1 804-866-2377 bethany.shively@corteva.com Investor Contact Kim Booth +1 302-485-3704 kimberly.a.booth@corteva.com